                                                                   EXHIBIT 99.1

                           INSTRUCTIONS AS TO USE OF
                        ENCOMPASS SERVICES CORPORATION
                              RIGHTS CERTIFICATES


              CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER

                           IF YOU HAVE ANY QUESTIONS


   The following instructions relate to a rights offering (the "Rights Offering") by Encompass Services Corporation, a Texas corporation (the "Company"), to the holders of record of its common stock, par value $0.001 per share (the "Common Stock"), holders of record of its 7.25% convertible participating preferred stock, par value $0.001 per share (the "7.25% Preferred Stock"), and holders of certain of its options and warrants to purchase Common Stock (collectively, the "Recordholders") as described in the Company's
prospectus dated September   , 2002 (the "Prospectus"). Recordholders at the
close of business on September 13, 2002 (the "Record Date") are receiving non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of the Company's Common Stock (the "Underlying Shares"). An aggregate of 75 million Underlying Shares are being offered by the Prospectus. Each Recordholder will receive one Right for each share of Common Stock owned (or in the case of the 7.25% Preferred Stock and certain of our options and warrants, one Right for each share of Common Stock issuable upon exercise or conversion) as of the Record Date. The Rights will expire, if not exercised, at
5:00 p.m., New York City time, on October   , 2002, unless extended under
certain circumstances (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by Mellon Bank, N.A. (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Date, under the circumstances described in the Prospectus, by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights certificates (the "Rights Certificates").


   Each Right allows the holder thereof to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at the cash price of $0.55 per share (the "Subscription Price").


   In addition, each holder of Rights who exercises its Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription Privilege") at the same cash price of $0.55 per share for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares"), subject to availability and pro-ration as described below. Shares of Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that any Underlying Shares are not subscribed for pursuant to the Basic Subscription Privilege. The Excess Shares will be allocated pro-rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Over-Subscription Privilege, in proportion, not to the number of shares requested pursuant to the Over-Subscription Privilege, but to the number of shares each beneficial holder exercising the Over-Subscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro-rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro-rata basis outlined above. Such pro-ration will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Privilege. See "The Rights Offering --Over-Subscription Privilege" in the Prospectus.


   Two affiliates of Apollo Management IV, L.P., or the Apollo Shareholders, have agreed subject to the terms and conditions of the securities purchase agreement dated as of June 27, 2002 between the Company and the

Apollo Shareholders to exercise all of their Rights and their Over-Subscription Privilege for up to an aggregate of $35 million in Common Stock in the Rights Offering. To the extent shares of Common Stock subscribed for purchase by the Apollo Shareholders are required to satisfy the Rights (including the Over-Subscription Privilege) of other Rights holders, the Apollo Shareholders have agreed to purchase shares of series c convertible participating preferred stock at $1.10 per share, being the aggregate subscription price of the two shares of Common Stock into which it is convertible.

   The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

   YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

1.  Method of Subscription--Exercise of Rights.


   To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.), as Subscription Agent, or (b) by wire transfer of immediately available funds, to JPMorgan Chase Bank, New York, NY, ABA #021000021, Reorg Acct #323-885489, FBO (subscriber name), Ref: Encompass,
Attn: Mellon Investor Services LLC, Evelyn O'Connor (the "Subscription Account"). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) receipt by the Subscription Agent of any check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (ii) receipt of collected funds in the Subscription Account designated above.


   The Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:



BY MAIL:                   BY OVERNIGHT COURIER:      BY HAND:
Mellon Bank, N.A.          Mellon Bank, N.A.          Mellon Bank, N.A.
C/O Mellon Investor        C/O Mellon Investor        C/O Mellon Investor
Services LLC               Services LLC               Services LLC
P.O. Box 3301              85 Challenger Road         120 Broadway, 13th Floor
South Hackensack, NJ 07606 Ridgefield Park, NJ 07660  New York, New York 10271
Attention: Reorganization  Attention: Reorganization  Attention: Reorganization
Department                 Department                 Department







              Telephone Number for Assistance: (800) 777-3674



Telephone Numbers for Information from MacKenzie Partners, Inc.: (212) 929-5500
                                (call collect)


                     or (800) 322-2885 (call toll free)


   Delivery to an address other than those above does not constitute valid delivery.

   By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Over-Subscription Privilege, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Certificate or Rights Certificates evidencing such Rights within three
(3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate or Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by an eligible institution by facsimile transmission (Facsimile No. (201) 296-4293). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number set forth above.


   Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

   If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

   If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Over-Subscription Privilege to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected.

2.  Issuance of Common Stock.

   The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in your Rights Certificate.

      (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege. See "The Rights Offering--Subscription Privileges--Basic Subscription Privilege" in the Prospectus.

      (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering--Subscription Privileges--Over-Subscription Privilege" in the Prospectus.

      (c) Excess Cash Payments. As soon as practicable after the Expiration Date and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

3.  Sale or Transfer of Rights.

   The Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be received by the Company prior to the Expiration Date.

4.  Execution.

      (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

      (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

      (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

5.  Method of Delivery.

   The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

6. Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

   In the case of Rights that are held of record through the Depository Trust Company (the "Book-Entry Transfer Facility"), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

7.  Substitute Form W-9.


   Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9, a copy of which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Information Agent at the address or by calling one of the telephone numbers indicated below. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 30% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).



               The Subscription Agent For the Rights Offering is



                               Mellon Bank, N.A.



BY MAIL:                   BY OVERNIGHT COURIER:      BY HAND:
Mellon Bank, N.A.          Mellon Bank, N.A.          Mellon Bank, N.A.
C/O Mellon Investor        C/O Mellon Investor        C/O Mellon Investor
Services LLC               Services LLC               Services LLC
P.O. Box 3301              85 Challenger Road         120 Broadway, 13th Floor
South Hackensack, NJ 07606 Ridgefield Park, NJ 07660  New York, New York 10271
Attention: Reorganization  Attention: Reorganization  Attention: Reorganization
Department                 Department                 Department





                Telephone Number for Assistance: (800) 777-3674



               The Information Agent for the Rights Offering is:



                           MacKenzie Partners, Inc.


                              105 Madison Avenue


                           New York, New York 10016


                         (212) 929-5500 (Call Collect)


                                      or


                         Call Toll-Free (800) 322-2885


                      E-mail: proxy@mackenziepartners.com

                                                                      EXHIBIT A

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              RIGHTS CERTIFICATES
                                   ISSUED BY
                        ENCOMPASS SERVICES CORPORATION


   This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated September , 2002 (the "Prospectus") of Encompass Services Corporation, a Texas corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00
p.m., New York City time, on October   , 2002, unless such time is extended by
the Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.


   Payment of the Subscription Price of $0.55 per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

                          The Subscription Agent is:

                               Mellon Bank, N.A.





BY MAIL:                   BY OVERNIGHT COURIER:      BY HAND:
Mellon Bank, N.A.          Mellon Bank, N.A.          Mellon Bank, N.A.
C/O Mellon Investor        C/O Mellon Investor        C/O Mellon Investor
Services LLC               Services LLC               Services LLC
P.O. Box 3301              85 Challenger Road         120 Broadway, 13th Floor
South Hackensack, NJ 07606 Ridgefield Park, NJ 07660  New York, New York 10271
Attention: Reorganization  Attention: Reorganization  Attention: Reorganization
Department                 Department                 Department







                                  Assistance:


                                (800) 777-3674



           Facsimile Transmission (for eligible institutions only):


                                (201) 296-4293



                     Confirm Facsimile by Telephone Only:


                                (201) 296-4860



       Telephone Numbers for Information from MacKenzie Partners, Inc.:


                          (212) 929-5500 (collect) or


                          (800) 322-2885 (toll free)




       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
         ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER
                            THAN AS SET FORTH ABOVE
                     DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

   The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to
subscribe for             share(s) of Common Stock with respect to the Rights
represented by such Rights Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefor, for an aggregate of up to Excess Shares, subject to availability and pro-ration as described in the Prospectus.

   The undersigned understands that payment of the Subscription Price of $0.55 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of
$        either (check appropriate box):

   [_] is being delivered to the Subscription Agent herewith; or

   [_] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

      [_] Wire transfer of funds
         Name of transferor institution:  ___________________________________
         Date of transfer: ____________________________________________________
 Confirmation number (if available): __________________________________________

      [_] Uncertified check
         Name of maker: _______________________________________________________
         Date of check: _______________________________________________________
        Check number: _________________________________________________________
         Bank on which check is drawn:  _______________________________________

      [_] Certified check
         Name of maker: _______________________________________________________
         Date of check: _______________________________________________________
        Check number: _________________________________________________________
         Bank on which check is drawn: ________________________________________

      [_] Bank draft (cashier's check)
         Name of maker: _______________________________________________________
         Date of draft: _______________________________________________________
        Draft number: _________________________________________________________
         Bank on which check is drawn: ________________________________________

      [_] Money order
         Name of maker: _______________________________________________________
         Date of money order: _________________________________________________
        Money order number: ___________________________________________________
       Issuer of money order: _________________________________________________

Signature(s) _____________________        Address _____________________________
Name(s)  _________________________        _____________________________________
__________________________________        _____________________________________
      (Please type or print)              Area Code and Tel. No.(s) _________
                                          _____________________________________
Rights Certificate No(s) (if available) _______________________________________

                             GUARANTEE OF DELIVERY
          (Not To Be Used For Rights Certificate Signature Guarantee)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

_____________________________________     Dated: ______________________________

_____________________________________     _____________________________________
              (Address)                              (Name of Firm)

_____________________________________     _____________________________________
  (Area Code and Telephone Number)               (Authorized Signature)


   The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

                                                                      EXHIBIT B

                           IMPORTANT TAX INFORMATION


   This tax information is provided in connection with the Encompass Services
Corporation (the "Company") prospectus dated September   , 2002 (the
"Prospectus").


   Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of its Common Stock, par value $0.001, issued upon the exercise of non-transferable subscription rights (the "Rights") may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or
(ii) furnishes the payer with its correct taxpayer identification number (TIN) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription Agent, as the Company's agent in respect of exercised Rights (the "Requester"), with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer identification number) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

   Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional instructions.

   If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold up to 31% of any such dividend payments made to a Rights holder that exercises Rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

   To prevent backup withholding on dividend payments, a Rights holder that exercises Rights is required to notify the Subscription Agent of such holder's correct taxpayer identification number by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the taxpayer identification number provided is correct (or that such Rights holder is awaiting a taxpayer identification number). In addition, the holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under reporting of interest or dividend income, or (iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription Agent

   The Rights holder that exercises Rights is required to give the Subscription Agent the taxpayer identification number of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the taxpayer identification number is the taxpayer's social security number. For most other entities, the taxpayer identification number is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional guidelines on what number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

---------------------------------------------------------------------------------------------------------------------
  REQUESTER'S NAME:
  Give Form to the Requester. Do NOT send to the IRS.
---------------------------------------------------------------------------------------------------------------------
  Name
---------------------------------------------------------------------------------------------------------------------
  Business name, if different from above.
---------------------------------------------------------------------------------------------------------------------
  Check appropriate box:   Individual/Sole Proprietor [_]   Corporation [_]   Partnership [_]   Other [_]
---------------------------------------------------------------------------------------------------------------------
  Address (number, street, and apt. or suite no.)
---------------------------------------------------------------------------------------------------------------------
  City, State, and ZIP code
---------------------------------------------------------------------------------------------------------------------
                   Part I--TAXPAYER                                         Social Security Number___________________
                   IDENTIFICATION NUMBER                                    Employer identification number___________
                   (TIN).                                                   Note: If the account is in more than
                   Enter your TIN in the appropriate box. For most          one name, see the chart in the
                   individuals, this is your social security number         enclosed Guidelines to determine
                   (SSN). For most other entities, it is your               what number to give.
                   employer identification number (EIN).
                   --------------------------------------------------------------------------------------------------
 SUBSTITUTE        Part II--If you do not have a TIN check the "TIN Applied for" box below. See "How to Get
 Form W-9          a TIN" in the enclosed guidelines. If you are exempt from backup withholding, check the
 Department of the "Exempt" box below. See "Exemption from Backup Withholding" in the enclosed
 Treasury          guidelines.
 Internal Revenue  TIN Applied for                     Exempt
  Service
                   --------------------------------------------------------------------------------------------------
                   Part III--Certification
                   Under penalties of perjury, I certify that:
                   (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
                   (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c)
                   the IRS has notified me that I am no longer subject to backup withholding.
                   CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the
                   IRS that you were subject to backup withholding you received another notification from the
                   IRS that you are no longer subject to backup withholding, do not cross out item (2).
                   The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
                   --------------------------------------------------------------------------------------------------
                   SIGNATURE __________________________         DATE
---------------------------------------------------------------------------------------------------------------------


  NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 31% ON ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the requester a portion (not to exceed 31%) of all reportable payments made to me will be retained and may be remitted to the Internal Revenue Service as backup withholding until I provide a taxpayer identification number to the requester.

Signature ___________________________     Date ________________________________

_______________________________________________________________________________
                              Name (Please Print)

              GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

  Name

   If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

   Sole Proprietor--You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

   Other Entities--Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

  Taxpayer Identification Number (TIN)

   You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see "How to Get a TIN" below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the Requester.

   Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e. 00-0000000.

   The table below will help determine the number to give the Requester:


For this type of account:  Give Name and SSN of:      For this type of account:  Give Name and SSN of:
-------------------------  ---------------------      -------------------------  ---------------------
1. Individual              The individual             6. A valid trust, estate   The legal entity (4)
                                                         or pension trust
2. Two or more             The actual owner of the
  individuals (joint       account or, if combined    7. Corporation             The corporation
  account)                 funds, the first
                           individual on the account  8. Association, club,      The organization
                           (1)                           religious, charitable,
3. Custodian account of a  The minor (2)                 educational or other
  minor (Uniform Gift to                                 tax-exempt organization
  Minors Act)
                                                      9. Partnership             The partnership
4. a. The usual revocable  The grantor-trustee (1)
  savings trust (grantor                             10. A broker or             The broker or nominee
  is also trustee)                                       registered nominee

b. The so-called trust     The actual owner (1)      11. Account with the        The public entity
  account that is not a                                  Department of
  legal or valid trust                                   Agriculture in the
  under state law                                        name of a public
                                                         entity (such as a
5. Sole proprietorship     The owner (3)                 state or local
                                                         government, school
                                                         district, or prison)
                                                         that receives
                                                         agricultural program
                                                         payments

--------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
    Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

  How to Get a TIN

   If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

   If you do not have a taxpayer identification number, check the "TIN Applied For" box in Part II of the form and sign the Certificate of Awaiting Taxpayer Identification Number, sign and date the form, and give it to the Requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the Requester. Other payments are subject to backup withholding.

   Note: Checking the "TIN Applied For" box means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

  Payees Exempt From Backup Withholding

   Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

   For interest and dividends, the following payees are exempt from backup withholding:

  .   A corporation;

  .   A financial institution;

  . An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code;

  .   The United States or any of its agencies or instrumentalities;

  . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

  . A foreign government or any of its political subdivisions, agencies or instrumentalities;

  .   An international organization or any of its agencies or instrumentalities;

  .   A real estate investment trust;

  .   A common trust fund operated by a bank under section 584(a) of the Code;

  . An entity registered at all times during the tax year under the Investment Company Act of 1940;

  .   A foreign central bank of issue;

  . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List; and

  .   A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

  Payments Exempt From Backup Withholding

   Dividends and patronage dividends that generally are exempt from backup withholding include:

  . Payments to nonresident aliens subject to withholding under section 1441 of the Code;

  . Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner;

  .   Payments of patronage dividends not paid in money;

  .   Payments made by certain foreign organizations; and

  .   Payments made by an ESOP pursuant to section 404(k) of the Code.

   Interest payments that are generally exempt from backup withholding include:

  . Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer;

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code);

  . Payments described in section 6049(b)(5) of the Code to nonresident aliens.

  .   Payments on tax-free covenant bonds under section 1451 of the Code; and

  .   Payments made by certain foreign organizations.

   Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

   If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part I, check the "Exempt" box in Part II, and sign and date the form and return it to the Requester.

   If you are a nonresident alien or a foreign entity not subject to backup withholding, you must give the Requester a properly completed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding or W-8ECI, Certificate of Foreign Person's Claim of Exemption from Withholding on Income Effectively Connected with Conduct of a Trade or Business in the United States. A Form W-8BEN or W-8ECI can be obtained from the Requester.

Privacy Act Notice

   Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold up to 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

            FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE